Exhibit 5(b)

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

OFFICES 2300 Wells Fargo Capitol Center Raleigh, North Carolina 27601	February 29, 2012	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611 TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Carolina Power & Light Company

d/b/a Progress Energy Carolinas, Inc.

410 South Wilmington Street

Raleigh, North Carolina 27601

Re: Carolina Power & Light Company / Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc., a North Carolina corporation (the “Company”), in connection with the registration by the Company of an indeterminate amount of its (i) first mortgage bonds (the “First Mortgage Bonds”), (ii) debt securities that will be secured by First Mortgage Bonds until the Release Date, as defined in the Prospectus referred to below (the “Senior Notes”), (iii) unsecured debt securities (the “Debt Securities”) and (iv) preferred stock (the “Preferred Stock”), each on terms to be determined at the time of sale (the foregoing securities, collectively, the “Securities”), as set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein relating to the Securities (the “Prospectus”), and any amendments or supplements thereto. This opinion is furnished to you pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed necessary to render the opinions contained herein. The documents reviewed included, among others:

i.	the Registration Statement and the Prospectus;

ii.	the Mortgage and Deed of Trust, dated as of May 1, 1940, as supplemented through the date hereof between the Company and The Bank of New York Mellon (formerly Irving Trust Company) and Ming Ryan (successor to Frederick G. Herbst), as trustees (the “First Mortgage Bond Indenture”);

iii.	the Indenture (for Senior Notes), dated as of March 1, 1999, as supplemented through the date hereof, between the Company and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Senior Note Indenture”);

Carolina Power & Light Company

February 29, 2012

iv.	the Indenture (for Debt Securities), dated as of October 28, 1999, between the Company and The Bank of New York Mellon (successor to The Chase Manhattan Bank), as trustee (the “Initial Debt Securities Indenture”), and the Indenture (for [Subordinated] Debt Securities), filed as Exhibit 4(b)(7) to the Registration Statement, between the Company and a trustee to be selected by the Company in the future (together with the Initial Debt Securities Indenture, collectively, the “Debt Securities Indentures”);

v.	a copy of the Articles of Incorporation of the Company, certified as of the date hereof by an officer of the Company; and

vi.	a copy of the Bylaws of the Company, certified as of the date hereof by an officer of the Company.

In connection with our opinions expressed below, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. Where we have considered it appropriate, with respect to certain facts we have relied, without investigation or analysis of any underlying data contained therein, upon (i) certificates or other comparable documents of public officials and (ii) certificates of officers or other representatives of the Company. In addition, we have also examined originals or copies, certified to our satisfaction, of documents and agreements listed in certificates signed by officers of the Company dated as of the date hereof.

We have further assumed (i) that the First Mortgage Bonds are governed exclusively by the internal, substantive laws and judicial interpretations of the State of North Carolina, (ii) that the Senior Notes and the Debt Securities are governed exclusively by the internal, substantive laws and judicial interpretations of the State of New York, and (iii) that the First Mortgage Bond Indenture, the Senior Note Indenture, the Debt Securities Indentures, and any applicable supplemental indenture thereto have been duly authorized, executed and delivered by the Company and the other parties thereto.

To the extent that obligations of the Company may be dependent upon such matters, we have relied solely upon a certificate regarding the Company from the North Carolina Secretary of State, dated as of February 13, 2012, as to the conclusion that the Company is a corporation and is in good standing. In addition, in rendering the opinions set forth herein, we have relied upon the opinion of Dewey & LeBoeuf LLP, a copy of which is attached as Annex I hereto, including the qualifications, assumptions, and limitations contained therein, with respect to matters of New York law. Except to the extent of such reliance, the opinions set forth herein are limited to matters governed by North Carolina law. We express no opinion as to the laws of any other jurisdiction. This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinion letters of this kind.

Carolina Power & Light Company

February 29, 2012

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:

1. Assuming (a) that the Registration Statement has become effective under the Securities Act, (b) that the financial and other terms of any class or series of the First Mortgage Bonds have been established, and the issuance and sale of such First Mortgage Bonds have been duly authorized, by the Board of Directors of the Company (the “Board”) or by a securities pricing committee of the Company to which such authority has been properly delegated by the Board (the “Pricing Committee”), (c) that a Prospectus supplement describing such First Mortgage Bonds offered thereby and complying with all applicable laws has been filed with the Commission, (d) that such First Mortgage Bonds have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus, such Prospectus supplement, any other applicable amendment or supplement thereto, and the applicable definitive underwriting agreement duly authorized by the Board or the Pricing Committee and duly executed and delivered by the parties thereto, (e) that such First Mortgage Bonds have been duly executed, delivered and authenticated in accordance with the First Mortgage Bond Indenture, and (f) that at the time of issuance there is an effective order of each of the North Carolina Utilities Commission and the Public Service Commission of South Carolina authorizing the issuance and sale of such First Mortgage Bonds, the First Mortgage Bonds will be the valid and binding obligations of the Company.

2. Assuming (a) that the Registration Statement has become effective under the Securities Act, (b) that the financial and other terms of any class or series of the Senior Notes have been established, and the issuance and sale of such Senior Notes have been duly authorized, by the Board or by the Pricing Committee, (c) that a Prospectus supplement describing such Senior Notes offered thereby and complying with all applicable laws has been filed with the Commission, (d) that such Senior Notes have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus, such Prospectus supplement, any other applicable amendment or supplement thereto, and the applicable definitive underwriting agreement duly authorized by the Board or the Pricing Committee and duly executed and delivered by the parties thereto, (e) that such Senior Notes have been duly executed, delivered and authenticated in accordance with the Senior Note Indenture, and (f) that at the time of issuance there is an effective order of each of the North Carolina Utilities Commission and the Public Service Commission of South Carolina authorizing the issuance and sale of such Senior Notes, the Senior Notes will be the valid and binding obligations of the Company.

3. Assuming (a) that the Registration Statement has become effective under the Securities Act, (b) that the financial and other terms of any class or series of the Debt Securities have been established, and the issuance and sale of such Debt Securities have been duly authorized, by the Board or by the Pricing Committee, (c) that a Prospectus supplement describing such Debt Securities offered thereby and complying with all applicable laws has been filed with the Commission, (d) that such Debt Securities have been issued and sold upon the

Carolina Power & Light Company

February 29, 2012

terms and conditions set forth in the Registration Statement, the Prospectus, such Prospectus supplement, any other applicable amendment or supplement thereto, and the applicable definitive underwriting agreement duly authorized by the Board or the Pricing Committee and duly executed and delivered by the parties thereto, (e) that such Debt Securities have been duly executed, delivered and authenticated in accordance with the applicable Debt Securities Indenture, and (f) that at the time of issuance there is an effective order of the North Carolina Utilities Commission and the Public Service Commission of South Carolina authorizing the issuance and sale of such Debt Securities, the Debt Securities will be the valid and binding obligations of the Company.

4. Assuming (a) that the Registration Statement has become effective under the Securities Act, (b) that the Board has taken all necessary corporate action to establish the preferences, limitations and relative rights of, and approve the issuance and sale of, shares of Preferred Stock, (c) that a Prospectus supplement describing such shares of Preferred Stock offered thereby and complying with all applicable laws has been filed with the Commission, (d) that Articles of Amendment setting forth all preferences, limitations, and relative rights relating to such shares of Preferred Stock have been duly filed with the North Carolina Secretary of State, (e) that such shares of Preferred Stock have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus, such Prospectus supplement, any other applicable amendment or supplement thereto, and the applicable definitive underwriting agreement duly authorized by the Board and duly executed and delivered by the parties thereto, and (f) that at the time of issuance there is an effective order of each of the North Carolina Utilities Commission and the Public Service Commission of South Carolina authorizing the issuance and sale of such shares of Preferred Stock, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

The opinions expressed above are subject to the following assumptions, qualifications and limitations:

(A) Our opinions in paragraphs 1, 2, and 3 above are subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally.

(B) Our opinions in paragraphs 1, 2, and 3 above are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

*        *        *         *        *

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated pursuant thereto.

Carolina Power & Light Company

February 29, 2012

Our opinions herein are expressed as of the date hereof, and we undertake no obligation to advise you of changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Very truly yours,

/s/ Smith, Anderson, Blount, Dorsett,

     Mitchell & Jernigan, L.L.P.

Annex I

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092

T +1 212 259-8000 F +1 212 259-6333

                                                             February 29, 2012

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

Wells Fargo Capitol Center

150 Fayetteville Street

Suite 2300

Raleigh, North Carolina 27601

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of the above-referenced Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on or about February 29, 2012 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) first mortgage bonds (the “First Mortgage Bonds”) to be issued by Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc., a North Carolina corporation (“PEC”), (2) debt securities to be issued by PEC that will initially be secured by First Mortgage Bonds (the “Senior Notes”), (3) unsecured debt securities (the “Unsecured Debt Securities” and, together with the Senior Notes, the “Debt Securities”) to be issued by PEC and (4) preferred stock to be issued by PEC, each on terms to be determined at the time of sale. The Senior Notes will be issued pursuant to the Indenture (for Senior Notes) dated as of March 1, 1999, as supplemented through the date hereof, between PEC and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the Senior Note Indenture”). The Unsecured Debt Securities will be issued under the Indenture dated as of October 28, 1999 between PEC and The Bank of New York Mellon (successor to The Chase Manhattan Bank), as trustee (the “Initial Debt Securities Indenture”), or the Indenture (for [Subordinated] Debt Securities) filed as Exhibit 4(b)(7) to the Registration Statement between PEC and a trustee to be named therein (the “Shelf Indenture”). The Shelf Indenture together with the Senior Note Indenture and the Initial Debt Securities Indenture are collectively referred to herein as the “Indentures.”

In rendering the opinions set forth below, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us and the authenticity of the originals of documents submitted to us as copies.

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of PEC or a duly authorized committee thereof, when the Debt Securities have been issued and sold and when the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been authorized, executed and delivered by the proper officers of PEC and the trustees named therein and when the Debt Securities have been executed, authenticated and delivered in accordance with the terms of the Senior Note Indenture, the Initial Debt Securities Indenture or the Shelf Indenture, as the case may

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Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

February 29, 2012

be, against payment therefor in accordance with the terms of the Debt Securities, the Debt Securities will be valid, binding and legal obligations of PEC (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security, (iii) each of the Indentures will be the valid and legally binding obligation of the trustees named therein, (iv) all of the parties to the Debt Securities and the Indentures are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform their respective obligations under the Debt Securities and Indentures and (v) the validity, legality, and enforceability of the Debt Securities are governed exclusively by the internal substantive laws and judicial interpretations of the State of New York. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by PEC with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon PEC, or any restriction imposed by any court or governmental body having jurisdiction over PEC.

We do not express any opinion concerning any law other than the laws of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to PEC to be filed as Exhibit 5(b) to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Dewey & LeBoeuf LLP